Allied Asset Advisors Funds
Form N-SAR, Item #77Q1, Exhibit 3

Change in Independent Accountant

January 29, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madam:

We have read Item 4 of the Dow Jones Islamic Fund's Form N-SAR dated January 29, 2004 and we agree with the statements made therein.

Yours truly,

DELOITTE & TOUCHE LLP